
<ARTICLE> OPUR3
<LEGEND>
This schedule contains summary financial information extracted from the consolidating balance sheet and consolidating statement of income contained in Form U-3A-2 of EnergyNorth, Inc. for the calendar year ended December 31, 1999 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          SEP-30-1999
<PERIOD-END>                               DEC-31-1999
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-ASSETS>                                 181,101
<TOTAL-OPERATING-REVENUES>                     124,863
<NET-INCOME>                                     4,029

